UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2010

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1332 Londontown Blvd., Suite 200, Sykesville, MD 21784

(Address of principal executive office and zip code)

(410) 970-7800

Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2010, the Company’s two separate revolving credit agreements for two year lines of credit with Bank of America, N.A. (“BOA”) were amended.  See Item 2.03 below for a description of the amended terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has two separate revolving credit agreements for revolving lines of credit with Bank of America, N.A.   The Company and its subsidiary, GSE Power Systems, Inc., are jointly and severally liable as co-borrowers.  The credit facilities enable the Company to borrow funds to support working capital needs and standby letters of credit.  The first line of credit (the “Ex-Im Line”) in the principal amount of up to $3.5 million enables the Company to borrow funds up to 90% of eligible foreign receivables plus 75% of eligible unbilled foreign receivables.  This line of credit is 90% guaranteed by the Export-Import Bank of the United States.  The interest rate on this line of credit is based on the daily LIBOR rate plus 150 basis points, with interest only payments due monthly.  The second line of credit in the principal amount of up to $2.5 million enables the Company to borrow funds up to 80% of domestic accounts receivable, 30% of domestic unbilled receivables and 100% of the principal balance of a $600,000 certificate of deposit issued by BOA.  The interest rate on this line of credit is based on the daily LIBOR rate plus 225 basis points, with interest only payments due monthly.  The credit agreements contain certain restrictive covenants regarding future acquisitions, incurrence of debt and the payment of dividends.  In addition, both credit agreements contain financial covenants with respect to the Company’s minimum tangible net worth, debt service coverage ratio, and funded debt to EBITDA ratio.

On March 29, 2010, the revolving credit agreements were amended as follows:

•	Both agreements were extended until May 31, 2012.
•	The Ex-Im Line principal amount was increased from $3.5 million to $5.0 million.
•
 The financial covenants, debt service coverage ratio and funded debt to EBITDA ratio, were amended in both agreements to disregard the effects of the write-down associated with the Emirates Simulation Academy receivables and loan guarantee, as reflected in the Company’s audited financial statements for the year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Second Amendment to Loan Agreement (Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit) dated March 29, 2010, filed herewith.
10.2	Second Amendment to Loan Agreement (Domestic Revolving Line of Credit) dated March 29, 2010, filed herewith.
10.3	Ratification of Guaranty (Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit) dated March 29, 2010, filed herewith.
10.4	Ratification of Guaranty (Domestic Revolving Line of Credit) dated March 29, 2010, filed herewith.

SIGNATURES
Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: April 2, 2010	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and CFO